Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-262001, 333-286969, and 333-286970) of KORE Group Holdings, Inc. of our report dated March 30, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia
March 30, 2026